EXHIBIT 23.1
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            CONSENT OF INDEPENDENT AUDITORS
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The Auxer Group, Inc., West Patterson, New Jersey
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We have issued our report dated March 23,2000, relating
to the financial statements of The Auxer Group, Inc. for
the years ended December 31, 1999 and December 31, 1998
appearing in the Company's Form 10-SB.  Such report has
been incorporated by reference in this Registration
Statement.  We consent to the incorporation by reference
in this Registration Statement on Form S-8 of the
aforementioned reports and to the use of our name as it
appears under the caption "Experts."
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Edelman & Kalosieh, Certified Public Accountants, P.A.
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By: /s/ Edelman & Kalosieh, CPAs, P.A.
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        Edelman & Kalosieh, CPAs, P.A.
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Fair Lawn, New Jersey
May 23, 2000
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